EXHIBIT 23.3


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                            [FINPRO, INC. LETTERHEAD]






Board of Directors
Ridgewood Financial, Inc.
Ridgewood Savings Bank of New Jersey
531 North Maple Avenue
Ridgewood, New Jersey 07450

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form SB-2 Registration Statement, and amendments thereto, of Ridgewood Financial, Inc. to be filed with the Securities and Exchange Commission, the combined Notice of Mutual Holding Company Reorganization and Application for Approval of a Minority Stock Issuance ("MHC Application") filed by Ridgewood Savings Bank of New Jersey and any amendments thereto, and the Conversion
Valuation Appraisal Report ("Report") regarding the valuation of the Bank provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the form SB-2. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and Opinion in the Prospectus included in the form SB-2, and the MHC Application, and any amendments thereto.

                                          Very truly yours,



                                          /s/ Donald J. Musso
                                          --------------------------------------
                                          Donald J. Musso



Liberty Corner, New Jersey
October 20, 1998